EXHIBIT 10(A)

                       AGREEMENT AND ASSIGNMENT OF RIGHTS
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     This  Agreement  and Assignment of Rights (the "Agreement") is entered into effective as of the 24th day of October, 2003 (the "Effective Date"), by and between ePEO Link a Corporation ("Seller") and Source One Group, Inc., a wholly-owned subsidiary of Imaging Technologies Corporation, a Delaware Corporation (Buyer).

                                   WITNESSETH
     WHEREAS, Buyer is a provider of Professional Employer Organization Services which include, but are not limited to, human resource consultants, payroll processing services, human resources management services, safety services, workers compensation, medical, dental, short term and long term disability coverages, and other employment related benefits products (collectively, "PEO Services");

     WHEREAS, Seller is a provider of PEO Services to the persons or entities described on the attached Exhibit A (each, an "Existing Client") and Seller has previously provided PEO Services to the persons or entities described on the attached Exhibit B (each, a "Previous Client") (Existing Clients and Previous Clients are each sometimes referred to herein as an "Seller Client");

     WHEREAS, benefits available to Existing Clients (the "Benefits") and union agreements applicable to Existing Clients ("Union Contracts") are described on the attached Exhibit C;

     WHEREAS, pursuant to the terms of this Agreement, SPL desires to assign all of its rights and delegate certain of its obligations arising out of its relationship with the Existing Clients as a provider of PEO Services;

     WHEREAS, pursuant to the terms of this Agreement, Buyer desires to acquire all rights and assume certain obligations of Seller arising under or related to the provision of PEO Services to the Existing Clients; and

     NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

     1.     ASSIGNMENT  OF  CONTRACT  RIGHTS.
            --------------------------------

     1.1     SELler  hereby  irrevocably assigns, conveys and transfers to Buyer
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all  of  its right, title, and interest in and to all of the rights and benefits arising under or out of Personnel Staffing Agreements with the Existing Clients as described on the attached Exhibit "A" (each, a ("Seller Contract"). Buyer and Seller agree to jointly notify each Existing Client of this assignment within five (5) days following the Effective Date. Such notification will be made in a form and manner approved by Seller, which shall not be unreasonably withheld or delayed.

     1.2 INSURANCE AND BENEFIT CONTRACTS. Buyer shall obtain its own insurance policies and employee benefits programs which will provide coverage or benefits to the Existing Clients or employees of the Existing Clients, including but not limited to all workers' compensation policies, health, dental, vision, life and disability insurance or indemnity policies, retirement plans or other employee benefit plans or agreements. Both parties understand that worker's compensation coverage is currently not being provided by Seller and understands that Buyer will only make its best efforts to secure such coverage but is not obligated to do so. It is further understood that all existing insurance policies and related brokers and/or agents of record will be transferred to Smart Wealth, Inc.

     2.     TRANSITION  PERIOD.  Seller  agrees  to  immediately  commence  the
            ------------------
transition and enrollment of Exiting Clients. Seller also agrees to close their PEO facilities and terminate or transfer existing employees of Seller at the direction of the Buyer, within thirty days of this agreement.

     3.     ASSUMPTION  OF  OBLIGATIONS  BY  BUYER.   Buyer  assumes all duties,
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liabilities,  and  obligations  of  Seller to each Existing Client, co-employee, governmental authority, and other third party accruing on or after the Effective Date, liabilities accruing prior to effective date but limited to those specifically identified on the attached Exhibit 1, and to pay all employment taxes and to perform all obligations under all applicable Client Agreements (collectively, the "Assumed Liabilities"). Buyer shall defend, indemnify and hold Seller harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to any of the Assumed Liabilities. Seller retains exclusive responsibility for all duties, liabilities and obligations of Seller which accrued prior to the Effective Date of this agreement, except as those assumed by Buyer noted on Exhibit 1, and as specifically provided for in this paragraph,.(collectively, the "Retained Liabilities"). Seller shall defend, indemnify and hold Buyer harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to any of the Retained Liabilities. Buyer does, as part of this agreement, assume up to $2,000,000 in liabilities, including those identified in Exhibit 1 and the liabilities related to provider claims. The liabilities related to provider claims will be offset to the extent of any insurance coverage in force and applied to liquidate such liabilities under or with respect to the Seller Contracts. Additionally, Buyer shall utilize up to $10,000 per month of gross profits derived from the contracts purchased under this agreement for legal fees associated with settling past disputes. Further, Buyer will assume responsibility for the settlement of leases as identified in Exhibit 2.

4.     PAYMENTS  BY  BUYER
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          The assumption of liabilities by Buyer as stipulated in this agreement shall constitute sufficient consideration for the book of business Buyer shall acquire.

     5.     REPRESENTATIONS  AND  WARRANTIES.
            --------------------------------

     5.1 REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Buyer that it has the requisite power and authority to execute, deliver and fully perform all of its obligations under this Agreement, and all other documents and instruments contemplated by this Agreement, according to their respective terms. Seller and the person(s) signing this Agreement on behalf of Seller in a representative capacity (such as an officer, general partner, manager or trustee of a party) each represent and warrant to Buyer that each person signing this Agreement on behalf of Seller in a representative capacity has obtained all organizational or other approvals necessary to vest him with actual authority to execute and deliver this Agreement on behalf of Seller and that upon execution of this Agreement by such person(s) on behalf of Seller in their stated representative capacity and delivery of this Agreement to Buyer, this Agreement will be a valid and binding obligation of and upon Seller which is fully enforceable according to its terms. Seller further represents and warrants to Buyer that the execution, delivery and performance of this Agreement, and any other documents or instruments contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both), by Seller:
(i) does not require the consent of any governmental or regulatory authority or any third party; (ii) will not conflict with any provision of Seller's organizational documents; and (iii) to the best of Seller's knowledge, will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Seller is a party or by which Seller is bound.

     In addition Seller warrants and represents that Seller will make all reasonable efforts to ensure that the Existing Clients are transferred and enrolled to Buyer and that said enrollment shall not take more than thirty days. Further, Seller warrants to the best of Seller's knowledge the Existing Clients have no present intention to move their accounts. Further Seller, agrees that the purchase price of $600,000 is based on representation of Exiting Clients revenue base of $58,000,000.

     5.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that it has the requisite power and authority to execute, deliver and fully perform all of its obligations under this Agreement, and all other documents and instruments contemplated by this Agreement, according to their respective terms. Buyer and the person(s) signing this Agreement on behalf of Buyer in a representative capacity (such as an officer, general partner, manager or trustee of a party) each represent and warrant to Seller that each person signing this Agreement on behalf of Buyer in a representative capacity has obtained all organizational or other approvals necessary to vest him with actual authority to execute and deliver this Agreement on behalf of Buyer and that upon execution of this Agreement by such person(s) on behalf of Buyer in their stated representative capacity and delivery of this Agreement to Seller, this Agreement will be a valid and binding obligation of and upon Buyer which is fully enforceable according to its terms. Buyer further represents and warrants to Seller that the execution, delivery and performance of this Agreement, and any other documents or instruments contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both), by Buyer: (i) does not require the consent of any governmental or regulatory authority or any third party; (ii) will not conflict with any provision of Buyer's organizational documents; and (iii) to the best of Buyer's knowledge, will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Buyer is a party or by which Buyer is bound.

     6.     CONFIDENTIALITY.  Except  as  authorized by the other party, neither
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Seller  nor  Buyer  shall  disclose the terms of this Agreement either during or after  termination  of  this  Agreement.

     7.     CONTRACT  MODIFICATION.  Except  as  otherwise  provided  in  this
            ----------------------
Agreement, this Agreement may only be modified, amended, rescinded or terminated by a written agreement executed by all parties to this Agreement and no oral statement shall in any manner modify or otherwise affect the terms and conditions set forth herein.

     8.     WAIVER.  Any  waiver  by  any  party of a breach of any provision of
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this  Agreement shall not operate as or be construed to be a waiver of any other breach of any other provision of this Agreement. Any waiver must be in writing. Failure by any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     9.     CONTROLLING  LAW.  The  parties  agree  that  this Agreement will be
            ----------------
interpreted and enforced under the laws of the State of California, excluding any choice of law rules which may direct the application of laws of any other jurisdiction.

     10.     ASSIGNMENT  AND  DELEGATION.  The  parties agree that neither party
             ---------------------------
may assign any of the benefits derived from this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.

     11.     AGREEMENT  BINDING ON SUCCESSORS AND ASSIGNS.  This Agreement shall
             --------------------------------------------
be  binding  upon  the  parties'  successors  and  permitted  assigns.

     12.     SEVERABILITY.  Each  section, subsection and lesser section of this
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Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     13.     CONSTRUCTION.  In  the  event an ambiguity or question of intent or
             ------------
interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

     14.     HEADINGS.  Any  paragraph  heading,  section  heading,  or  caption
             --------
herein is inserted only for convenience and is in no way to be construed as part of this Agreement.

     15.     DISPUTE RESOLUTION.  Any dispute between the parties arising out of
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this  Agreement  the proper jurisdiction shall be the State of California in the venue that shall be San Diego County. The prevailing party in any dispute under this Agreement will be awarded attorney fees and any court costs incurred by it.

     16.     COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or more
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counterparts,  each  of  which  shall  be  deemed  an original for all purposes.

     17.     SURVIVAL  OF  TERMS.  The  terms  and  provisions  of Section 3 and
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Sections 9 through 23 (inclusive) shall survive any termination or expiration of this  Agreement.

     18.     ENTIRE  AGREEMENT.  This  Agreement  constitutes  the  entire
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understanding  between  Seller and Buyer with respect to its subject matter, and supersedes all prior written and oral proposals, understandings, agreements and representations

     19.     NOTICE.  Any  notices  shall  be  sent  to the following addresses:
             ------

Seller:
     ________________________________
     ________________________________
     ________________________________

Buyer:
     Source  One  Group,  Inc.
     James  R.  Downey,  Jr.,  CEO:
     17075  Via  Del  campo
     San  Diego,  CA  92127

IN WITNESS WHEREOF, the Parties have executed this Agreement on the 24th of October 2003, the Effective Date


".Seller"

ePEO  Link.

By:

/s/  Roger  Jeffries,  Chief  Executive  Officer
/s/  Fred  Roh,  Chairman  of  the  Board

"Buyer":

Source  One  Group,  Inc.

By:

/s/  James  R.  Downey,  Jr.,  CEO

                                    EXHIBIT A

                               SELLER CLIENT LIST
                             AS OF OCTOBER 24, 2003



                                    EXHIBIT B

                              SELLER CLIENT LISTING
                                CANCELLED CLIENTS



                                    EXHIBIT C

                        SUMMARY OF BENEFIT PLANS OFFERED
                              AS OF OCTOBER 24 2003

Benefits  Available  to  All  Clients

Benefits  Applicable  only  to  Listed  Clients

Union  Agreements